                                                                    EXHIBIT 11.1

                         CONCENTRIC NETWORK CORPORATION

             STATEMENT REGARDING THE COMPUTATION OF PER SHARE LOSS
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

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
                                    YEAR ENDED            THREE MONTH PERIOD
                                   DECEMBER 31,             ENDED MARCH 31,
                             ---------------------------  --------------------
                              1994      1995      1996      1996       1997
                             -------  --------  --------  ---------  ---------
                                                              (UNAUDITED)
Net loss...................  $(4,290) $(22,008) $(66,381)  $(10,380)  $(14,681)
                             =======  ========  ========  =========  =========
Weighted average common
 shares outstanding........    1,342     1,331     1,391      1,388      1,394
Common equivalent shares
 from issuances of options,
 warrants and common stock
 during the twelve month
 period prior to the
 Company's proposed initial
 public offering...........      653       653       653        653        653
                             -------  --------  --------  ---------  ---------
Shares used in computing
 net loss per share........    1,995     1,984     2,044      2,041      2,047
                             =======  ========  ========  =========  =========
Net loss per share.........  $ (2.15) $ (11.09) $ (32.48) $   (5.09) $   (7.17)
                             =======  ========  ========  =========  =========
Convertible preferred stock
 ..........................                        3,546                 5,373
                                                --------             ---------
Pro forma weighted average
 shares outstanding........                        5,590                 7,420
                                                ========             =========
Pro forma net loss per
 share.....................                     $ (11.88)            $   (1.98)
                                                ========             =========
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